EXHIBIT 99.2

                                SURF GROUP, INC.
              CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18.U.S.C. 1350)

The undersigned, Simon A.M. Leatham, the Chief Financial Officer of Surf Group, Inc. (the "Company"), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual report on Form 10-KSB for the year ended October 31, 2002 (the "Report").

The undersigned hereby certifies that:

- the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

- the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 29th day of January, 2003.

                                                        /s/ Simon A.M. Leatham
                                                        ------------------------
                                                        Simon A.M. Leatham
                                                        Chief Financial Officer